UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 6, 2006

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IDACORP, Inc.
IDAHO POWER COMPANY
Form 8-K

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Short-Term Incentive Compensation

On January 18, 2006, the Compensation Committee (the "Committee") of the Boards of Directors (the "Boards") of IDACORP, Inc. ("IDACORP") and Idaho Power Company ("IPC") adopted the 2006 IDACORP Executive Incentive Plan (the "2006 Incentive Plan") and established award opportunities.  The Boards approved the 2006 Incentive Plan and the award opportunities at their meeting on January 19, 2006.  These award opportunities were previously reported and a copy of the 2006 Incentive Plan was filed on a Current Report on Form 8-K dated January 19, 2006.  On February 6, 2006, the Committee modified two of the goals by adding a threshold level to the IPC net income and the IDACORP net income goals.  A copy of the Revised 2006 Incentive Plan is filed herewith as Exhibit 10.1 and incorporated herein by reference.  Filed herewith as Exhibit 10.2 and incorporated herein by reference is the revised 2006 Incentive Plan NEO Award Opportunity Chart indicating the 2006 annual award opportunities for the NEOs.

The terms of the 2006 Incentive Plan provide for annual cash incentive award opportunities based upon IDACORP and subsidiary performance measures, with a threshold, target and maximum level.  The amount of incentive will be calculated by multiplying base salary by the product of the approved incentive percentage and the combined multiplier.  The maximum payout is 200% of target.

The goals for 2006 are a combination of (i) operational and customer service goals for IPC (weighted 40%), (ii) net income for IPC (weighted 30%) and (iii) consolidated net income for IDACORP (weighted 30%).

The first goal has three components:  (i) customer satisfaction, (ii) total non-fuel operation and maintenance ("O&M") expense (excluding pension expense and third party transmission expense) and (iii) network reliability for general service customers.  Achievement of customer satisfaction, as measured by the customer relationship index, at the threshold level results in a multiplier of 7.5%; target level of 15%; and maximum level of 30%.  Achievement of specified levels of total O&M will result in multipliers at the threshold level of 7.5%; target level of 15%; and maximum level of 30%.  Achievement of network reliability for general service customers (which is based on the number of service interruptions more than five minutes in duration) will result in multipliers at the threshold level of 5%; target level of 10%; and maximum level of 20%.

Achievement of threshold levels of IPC net income and consolidated IDACORP net income, the second and third goals, will result in multipliers of 15%, target levels will result in multipliers of 30% and maximum levels will result in multipliers of 60%, respectively.

Participants who retire, die or become disabled during the year remain eligible to receive an award.  Participants who terminate employment for other reasons are not eligible for an award, unless otherwise determined by the Committee.  The Committee has full discretion to determine the extent to which goals have been achieved, the payment level and whether any final payment will be made.  Awards may be adjusted up or down and may be made regardless of the level of achievement of performance goals.  However, no award may be paid to IDACORP/IPC executives if there is no payment of awards to employees under the IDACORP/IPC Employee Incentive Plan or if net income is less than the Board approved dividend for IDACORP common stock for 2006.

Long-Term Incentive Compensation

On February 6, 2006, the Committee made grants of restricted stock (time vesting) under the Idaho Power 1994 Restricted Stock Plan.  Copies of the form of the Idaho Power 1994 Restricted Stock Agreement (time vesting) is filed herewith as Exhibit 10.3.  The NEOs who received restricted stock (time vesting) are listed on Exhibit 10.4, which is incorporated herein by reference.

The restricted stock (time vesting) grants will vest in full on February 6, 2009, subject to the participant remaining employed during the restricted period.  Participants will receive a prorated number of shares if they retire, die or become disabled during the restricted period, based on the number of full months they were employed.  Participants who terminate employment for other reasons will forfeit the shares.  Participants are entitled to vote the shares and receive dividends during the restricted period.

ITEM 2.02      RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 9, 2006, IDACORP issued a press release disclosing earnings results for IDACORP, Inc. and Idaho Power Company for the year and quarter ended December 31, 2005.  A copy of the press release is furnished as Exhibit 99.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

Number	Description
10.1	Revised 2006 IDACORP, Inc. Executive Incentive Plan

10.2	Revised 2006 IDACORP, Inc. Executive Incentive Plan NEO Award Opportunity Chart

10.3	Idaho Power 1994 Restricted Stock Plan-Form of Restricted Stock Agreement (time vesting)

10.4	Idaho Power 1994 Restricted Stock Plan-Restricted Stock Awards (time vesting) to NEOs Chart

99	IDACORP Press Release, dated February 9, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  February 9, 2006

IDACORP, Inc.

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Senior Vice President -
Administrative Services
and Chief Financial Officer

IDAHO POWER COMPANY

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Senior Vice President -
Administrative Services
and Chief Financial Officer

INDEX TO EXHIBITS

Number	Description

10.1	Revised 2006 IDACORP, Inc. Executive Incentive Plan

10.2	Revised 2006 IDACORP, Inc. Executive Incentive Plan NEO Award Opportunity Chart

10.3	Idaho Power 1994 Restricted Stock Plan-Form of Restricted Stock Agreement (time vesting)

10.4	Idaho Power 1994 Restricted Stock Plan-Restricted Stock Awards (time vesting) to NEOs Chart

99	IDACORP Press Release, dated February 9, 2006